Exhibit 99.2

Generation Income Properties Inc.

Overview to Unaudited Pro Forma Consolidated Financial Statements

On February 6, 2025, pursuant to the Contribution Agreement, the Company, through the Operating Partnership and its Affiliated Entities acquired the SPV Interests in the SPVs. SPV One owns the fee simple interests in the retail property located at 5780 Waterlevel Highway East, Cleveland, TN (the “SPV One Property”). The SPV One Property contains 10,640 rentable square feet and is 100% leased to Dollar General. The SPV Interests in SPV One were acquired in exchange for consideration valued at approximately $1.95 million (subject to prorations and adjustments), consisting of (i) 116,701 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $700,000 plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $1.25 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV One Property is a fixed rate loan owed to Valley National Bank. The loan matures on May 14, 2026, and has an interest rate equal to 3.5%. SPV Two owns the fee simple interests in the retail property located at 1374 Glenn Center Drive, Kernersville, NC (the “SPV Two Property”). The SPV Two Property contains 19,097 rentable square feet and is 100% leased to Tractor Supply Company.

The SPV Interests in SPV Two were acquired in exchange for consideration valued at approximately $4.45 million (subject to prorations and adjustments), consisting of (i) 198,281 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $1.19 million plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $3.26 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV Two Property is a fixed rate loan owed to Camden National Bank. The loan matures on October 22, 2031, and has an interest rate equal to 2.9%.

SPV Three owns the fee simple interests in the retail property located at 3815 South Orlando Drive, Sanford, FL (the “SPV Three Property”). The SPV Three Property contains 8,148 rentable square feet and is 100% leased to M3 Food Group, LLC (Zaxby’s). The SPV Interests in SPV Three were acquired in exchange for consideration valued at approximately $4.8 million (subject to prorations and adjustments), consisting of (i) 383,483 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $2.3 million plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $2.5 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV Three Property is a fixed rate loan owed to Valley National Bank. The loan matures on May 14, 2026, and has an interest rate equal to 6.29%.

The accompanying unaudited pro forma consolidated financial statements have been derived from the Company's historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2024 is presented to reflect pro forma adjustments as if the Company’s acquisitions on February 6, 2025 of the UPREIT Properties was completed on January 1, 2024. The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2024 and 2023, are presented as if the acquisition of the UPREIT Properties on February 6, 2025 was completed on January 1, 2024. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction and (2) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of December 31, 2024, assuming the transaction and adjustments reflected therein had been consummated on January 1, 2024, and what our actual consolidated results of operations would have been for the twelve months ended December 31, 2024, assuming the transaction and adjustments reflected therein had been completed on January 1, 2024, and additionally are not indicative of our consolidated future financial condition, results of operations, or cash flows, and should not be viewed as indicative of our future consolidated financial condition, results of operations, or cash flows.

The following unaudited pro forma consolidated financial statements should be read in conjunction with our historical audited consolidated financial statements as of December 31, 2024 included in our Annual Report on Form 10-K filed on March 28, 2025, the “Cautionary Note Regarding Forward-Looking Statements” contained in those filings, and the “Risk Factors” sections contained in those filings.

Generation Income Properties Inc.

Pro Forma Consolidated Balance Sheet

December 31, 2024

	Historical	Pro Forma Adjustments		Pro Forma
	(a)	(unaudited)		(unaudited)
Assets
Investments in real estate
Land	$23,288,811	$6,267,929	(b)	$29,556,740
Building and site improvements	67,647,250	5,297,870	(b)	72,945,120
Acquired tenant improvements	2,384,076	-		2,384,076
Acquired lease intangible assets	10,504,740	-		10,504,740
Less: accumulated depreciation and amortization	(12,462,091)	(233,989)		(12,696,080)
Net real estate investments	91,362,786	$11,331,811		$102,694,597
Cash and cash equivalents	612,939			612,939
Restricted cash	34,500	-		34,500
Deferred rent asset	331,837	-		331,837
Prepaid expenses	140,528	5,927	(c)	146,455
Accounts receivable	48,118	-		48,118
Escrow deposits and other assets	1,233,123	-		1,233,123
Held for sale assets	6,732,001	-		6,732,001
Right of use asset, net	6,067,958	-		6,067,958
Total Assets	106,563,790	$11,337,737		$117,901,527

Liabilities and Equity
Liabilities
Accounts payable	$171,262	$-		$171,262
Accrued expenses	1,127,896	-		1,127,896
Accrued expense - related party	683,347	-		683,347
Acquired lease intangible liabilities, net	1,036,274	-		1,036,274
Insurance payable	40,835	-		40,835
Deferred rent liability	176,017	-		176,017
Lease liability, net	6,464,901	-		6,464,901
Other payable - related party	-	-		-
Loan payable - related party	5,500,000	-		5,500,000
Mortgage loans, net of unamortized debt discount of $1,103,336 and $1,326,362 at December 31, 2024 and December 31, 2023, respectively, and debt issuance costs	58,340,234	7,013,116	(e)	65,353,350
Derivative liabilities	169,685	-		169,685
Total liabilities	$73,710,451	$7,013,116		$80,723,567

Redeemable Non-Controlling Interests	26,664,545	$4,209,154	(d)	$30,873,699

Preferred Stock - Series A Redeemable Preferred stock, net,
$0.01 par value, 2,400,000 shares authorized, no shares issued or outstanding as of December 31, 2024 and 2,400,000 shares issued and outstanding at December 31, 2023 with liquidation preferences of $5 per share	-	$-		$-

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,443,188 and 2,620,707 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	54,431	-		54,431
Additional paid-in capital	29,019,047	-		29,019,047
				-
Accumulated other comprehensive income	-	-		-
Accumulated deficit	(23,277,545)	115,467		(23,162,078)
Total Generation Income Properties, Inc. Stockholders' Equity	$5,795,933	$115,467		$5,911,400

Non-Controlling Interest	392,861	$-		$392,861
Total equity	$6,188,794	$115,467		$6,304,261

Total Liabilities and Equity	$106,563,790	$11,337,737	$117,901,527

(a) Historical audited financial information obtained from the Company's Annual Report on Form 10-K filed March 28, 2025.

(b) The Company records the assets acquired and liabilities assumed related to the acquisition at fair value in accordance with Accounting Standards Codification Section 805, Business Combinations (as disclosed in the Company’s Annual Report on Form 10-K), as if the acquisition was completed on January 1, 2024. The Properties qualified as asset acquisitions.

(c) Reflects impact of closing costs and prorations.

(d) Reflects $4.2 million in contributed equity from LMB in exchange for preferred interest units.

(e) Reflects property-level debt assumed with the UPREIT transaction.

Generation Income Properties Inc.

Pro Forma Consolidated Statement of Operations

For the Three Months Ended December 31, 2024

	Historical	Pro Forma Adjustments		Pro Forma
	(unaudited) (a)	(unaudited) (b)		(unaudited)
Revenue
Rental income	$2,660,699	$197,326	(c)	$2,858,025
Other income	9,247	$-		9,247
Total revenue	$2,669,946	$197,326		$2,867,272

Expenses
General and administrative expense	477,253	$3,810		$481,063
Building expenses	606,268	$-		606,268
Depreciation and amortization	1,290,285	$58,497	(d)	1,348,782
Interest expense, net	1,144,057	$76,479	(e)	1,220,536
Compensation costs	243,731	$-		243,731
Total expenses	$3,761,594	$138,786		$3,900,380
Operating (loss) income	(1,091,648)	$58,540		(1,033,108)
Gain on derivative valuation	681,143	$-		681,143
Loss on held for sale asset valuation	981,750	$-		981,750
Net income	$571,245	$58,540		$629,785
Less: Net income attributable to non-controlling interests	864,194	$55,548	(f)	919,742
Net (loss) income attributable to Generation Income Properties, Inc.	$(292,949)	$2,992		$(289,957)
Less: Preferred stock dividends	-	$-		-
Net (loss) income attributable to common shareholders	$(292,949)	$2,992		$(289,957)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	5,453,833	-		5,453,833

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.05)	n/a		$(0.05)

(a) Historical unaudited financial information obtained from the Company's Annual Report on Form 10-K filed March 28, 2025.

(b) Reflects operating results attributable to the UPREIT Properties for the three months ended December 31, 2024.

(c) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization over the lives of the related leases as an adjustment to rental revenue.

(d) Reflects depreciation and amortization expense on the UPREIT Properties during the three months ended December 31, 2024. The Company records depreciation and amortization on a straight-line basis over the estimated useful lives.

(e) Reflects the pro forma interest expense for the three months ended December 31, 2024.

(f) Reflects $4.2 million in contributed equity from LMB in exchange for preferred interests units used to finance the UPREIT Properties.

Generation Income Properties Inc.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2024

	Historical	Pro Forma Adjustments		Pro Forma
	(a)	(unaudited) (b)		(unaudited)
Revenue
Rental income	$9,510,791	$789,302	(c)	$10,300,093
Other income	251,845	$-		$251,845
Total revenue	$9,762,636	$789,302		$10,551,938

Expenses
General and administrative expense	$2,109,271	$15,241		$2,124,512
Building expenses	2,673,624	$-		$2,673,624
Depreciation and amortization	4,765,203	$233,989	(d)	$4,999,192
Interest expense, net	4,286,546	$305,914	(e)	$4,592,460
Compensation costs	1,060,336	$-		$1,060,336
Total expenses	$14,894,980	$555,144		$15,450,124
Operating (loss) income	(5,132,344)	$234,158		$(4,898,186)
Gain on derivative valuation, net	372,573	$-		$372,573
Dead deal expense	(35,873)	$-		$(35,873)
Loss on held for sale asset valuation	(77,244)	$-		$(77,244)
Net (loss) income	$(4,872,888)	$234,158		$(4,638,730)
Less: Net income attributable to non-controlling interests	3,476,599	$222,192	(f)	$3,698,791
Net (loss) income attributable to Generation Income Properties, Inc.	$(8,349,487)	$11,966		$(8,337,521)
Less: Preferred stock dividends	95,000	$-		$95,000
Net (loss) income attributable to common shareholders	$(8,444,487)	$11,966		$(8,432,521)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	5,163,956	-		5,163,956

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.64)	n/a		$(1.63)

(a) Historical financial information obtained from the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

(b) Reflects operating results attributable to the UPREIT Properties for the twelve months ended December 31, 2024.

(c) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization over the lives of the related leases as an adjustment to rental revenue.

(d) Reflects depreciation and amortization expense on the UPREIT Property during the twelve months ended December 31, 2024. The Company records depreciation and amortization on a straight-line basis over the estimated useful lives.

(e) Reflects the pro forma interest expense for the twelve months ended December 31, 2024.

(f) Reflects $4.2 million in contributed equity from LMB in exchange for preferred interest units.